EXHIBIT 10.2

Standstill Agreement

Among

Mississippi Chemical Corporation

and

The Banks Party Hereto

and

Harris Trust and Savings Bank,

as Administrative Agent

Dated as of May 16, 2003

TABLE OF CONTENTS

MISSISSIPPI CHEMICAL CORPORATION

STANDSTILL AGREEMENT

SECTION 2.              AGREEMENTS OF THE PRE-PETITION BANKS AND THE

SECTION 3.               AGREEMENTS OF THE BORROWER AND THE

Mississippi Chemical Corporation

Standstill Agreement

          This Standstill Agreement, dated as of May 16, 2003, is by and among Mississippi Chemical Corporation, a Mississippi corporation (the "Borrower"), as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and each of the parties executing this Agreement under the heading "Guarantors" (each a "Guarantor" and collectively the "Guarantors"), each as debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, (the Borrower and the Guarantors, each a "Debtor" and collectively the "Debtors"), each of which Guarantors is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Chapter 11 Case" and collectively the "Chapter 11 Cases"), the several banks and other financial institutions or entities from time to time parties to this Agreement (individually a "Pre-Petition Bank" and collectively the "Pre-Petition Banks"), Harris Trust and Savings Bank, as administrative agent for the Pre-Petition Banks (in such capacity, the "Pre-Petition Agent").

Witnesseth:

          Whereas, the Pre-Petition Agent, the Pre-Petition Banks, the Borrower and the Guarantors are parties to that certain Amended and Restated Credit Agreement dated as of November 15, 2002 by and between the Borrower, the several lenders from time to time parties thereto, and Harris Trust and Savings Bank, as administrative agent, as the same has from time to time been modified or amended (as so modified and amended, the "Pre-Petition Credit Agreement") pursuant to which the Pre-Petition Banks have made loans and other financial accommodations to the Borrower;

          Whereas, the Guarantors have guaranteed the Borrower's indebtedness, obligations and liabilities to the Pre-Petition Agent and the Pre-Petition Banks under the Pre-Petition Credit Agreement and the other Pre-Petition Loan Documents;

          Whereas, Mississippi Chemical Holdings, Inc., a British Virgin Islands company ("MCHI") executed and delivered to the Pre-Petition Agent and the Pre-Petition Banks that certain Mississippi Chemical Holdings, Inc. Guaranty Agreement dated as of November 15, 2002 (the "MCHI Guaranty") pursuant to which MCHI guaranteed the Borrower's indebtedness, obligations and liabilities to the Pre-Petition Agent and the Pre-Petition Banks under the Pre-Petition Loan Documents; and

          Whereas, on May 15, 2003 (the "Petition Date") the Borrower and the Guarantors have filed voluntary petitions with the United States Bankruptcy Court for the Southern District of Mississippi initiating the Chapter 11 Cases and have continued in possession of their assets and the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

Whereas, the Borrower owns, directly or indirectly, all of the issued and outstanding capital stock or other equity interests of each of the Guarantors;

          Whereas, certain of the Pre-Petition Banks (the "DIP Banks") have offered to enter into certain debtor-in possession financing arrangements with the Borrower pursuant to which the DIP Banks will make loans and provide other financial accommodations to the Borrower during the Chapter 11 Cases; and

          Whereas, Borrower and Guarantors have determined that the enforcement by the Pre-Petition Agent and/or the Pre-Petition Banks of the MCHI Guaranty will materially and adversely affect their prospects for a successful reorganization; and

          Whereas, Borrower and Guarantors have required, as a condition precedent to entering into debtor in possession financing arrangements with the DIP Banks, that the Pre-Petition Agent and the undersigned Pre-Petition Banks enter into this Agreement pursuant to which, among other things, the Pre-Petition Agent and the Pre-Petition Banks agree to forbear from enforcing the MCHI Guaranty upon the terms and conditions set forth herein.

          Now, Therefore, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

Section 1          Definitions.

          Section 1.1.     Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

          "Administrative Expense Carve-Out" shall mean $1,500,000 plus, prior to the Termination Date, accrued and pending applications for professional fees and expenses (other than those of the DIP Agent, the Pre-Petition Agent, the DIP Lenders and the Pre-Petition Banks) incurred prior to the Termination Date to the extent such fees and expenses have not been paid but were approved by the Banks in the Budget.

          "Agreement" means this Standstill Agreement, as the same may be amended, supplemented, restated and otherwise modified from time to time.

          "DIP Credit Agreement" means the Post-Petition Credit Agreement dated as of May 16, 2003, among the Borrower, the Guarantors, the from time to time lenders party thereto and Harris Trust and Savings Bank, as administrative and collateral agent thereunder, as the same may be amended, supplemented, restated or otherwise modified from time to time.

          "DIP Lenders" means the from time to time lenders party to the DIP Credit Agreement.

          "DIP Agent" means the administrative and collateral agent for the DIP Lenders under the DIP Credit Agreement.

          "FMCL Liquidity Event" means (a) the sale or other disposition of the Trinidad Interest or any part thereof, (b) the refinancing of the Ex-Im Bank Indebtedness, (c) the payment of any dividend or other distribution by FMCL, and (d) any other event relating to the Trinidad Interest that results in proceeds being received by the Borrower or any of its Subsidiaries.

          "Liquidity Event Net Proceeds" means the net proceeds received in cash by MCHI from any FMCL Liquidity Event after payment of (a) all reasonable and customary transaction costs incurred in connection with such FMCL Liquidity Event, including, without limitation, reasonable fees and expenses of counsel, accountants, investment bankers, brokers and other agents and advisors, (b) all taxes (including, without limitation, income, sales, transaction, stamp and similar taxes) paid or payable by Borrower, any Guarantor, MCHI or any of its Subsidiaries in connection with such FMCL Liquidity Event, and (c) the payment of all debts, obligations and liabilities of MCHI or any of its Subsidiaries to any third party which become due and payable as a result of such FMCL Liquidity Event, including, without limitation, all amounts paid or payable in respect of the Ex-Im Bank Indebtedness.

         "Non-Debtor Subsidiary Bankruptcy" means (i) any Subsidiary of the Borrower that is not a Debtor (each a "Non-Debtor Subsidiary") shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Non-Debtor Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any such Non-Debtor Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any such Non-Debtor Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any such Non-Debtor Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any such Non-Debtor Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

          Section 1.2.     Terms Defined in DIP Credit Agreement. Any term not otherwise specifically defined in this Agreement shall have the meaning given to such term in the DIP Credit Agreement.

Section 2.          Agreements of the Pre-Petition Banks and the Pre-Petition Agents.

       Section 2.1.    The Standstill. The Pre-Petition Agent (at the direction of the undersigned Pre-Petition Banks, which is hereby given) and the undersigned Pre-Petition Banks agree that they will not take any action of any type to enforce the MCHI Guaranty until the Termination Date. Until the Termination Date, such prohibited enforcement actions include, without limitation, (i) the commencement or prosecution of any law suit or other legal proceeding against MCHI, (ii) the filing or joining with any other creditor of MCHI in the filing of any bankruptcy, insolvency, receivership, attachment, sequestration or similar proceeding against MCHI or with respect to its assets, or (iii) the exercise of any right of set off or similar right with respect to MCHI or any of its assets. The agreement of the Pre-Petition Agent and Pre-Petition Lenders set forth in this Section 2.1 is subject to the conditions that the Borrower and MCHI shall cause all such Liquidity Event Net Proceeds received by any subsidiary of MCHI to be transferred to MCHI, that all Liquidity Event Net Proceeds received by the Borrower, any Guarantor or MCHI shall be paid to the Pre-Petition Agent within one (1) Business Day of their receipt for application to the Pre-Petition Obligations pursuant to the Pre-Petition Credit Agreement and that any Liquidity Event Net Proceeds designated to pay actual taxes payable and related transaction costs shall be held by the Pre-Petition Agent in escrow until applied to pay such taxes and costs.

          Section 2.2.     Consent to Use of Cash Collateral. The Pre-Petition Agent and the Pre-Petition Banks hereby consent to the use of their cash collateral (within the meaning Section 363 of the Bankruptcy Code) as provided in the DIP Credit Agreement, provided that as adequate protection (within the meaning Section 363 of the Bankruptcy Code), the Financing Orders shall provide that the Pre-Petition Banks (or an agent on their behalf) shall be granted a replacement lien on all Post-Petition Collateral to secure the Pre-Petition Obligations for and to the extent of the post-petition use of Pre-Petition Collateral and proceeds thereof and for any post-petition diminution in value of Pre-Petition Collateral (the "Replacement Lien"), which Replacement Lien shall be subordinate only to (i) the liens granted to the DIP Agent and the DIP Lenders to secure the DIP Loans, (ii) the Administrative Expense Carve Out, and (iii) other Permitted Liens. The Pre-Petition Banks shall share such Replacement Liens in the same priority as they did pre-petition.

          Section 2.3.     Administrative Expense Carve-Out. The Pre-Petition Agent and the Pre-Petition Banks hereby subordinate their claims on the Pre-Petition Obligations and their Liens on the Collateral as security for the Pre-Petition Obligations in each case to (x) the payment of the amount allowed by the Bankruptcy Court for professional fees and disbursements subject to Section 503(b)(2) of the Bankruptcy Code incurred by the Debtors and any statutory committees appointed in the Chapter 11 Cases, and (y) the payment of fees pursuant to 28 U.S.C. Section 1930, collectively in an amount not to exceed the Administrative Expense Carve-Out, provided that Cash Collateral collected and applied by the Pre-Petition Banks or the DIP Lenders prior to the Termination Date shall not reduce the Administrative Expense Carve-Out. Nothing herein contained shall subordinate or in any way impair or otherwise affect the Superpriority Claims of the DIP Agent and the DIP Lenders on the Post-Petition Obligations or the Liens securing the Post-Petition Obligations and the Adequate Protection Obligations. Fees and expenses paid by the Debtors prior to the Termination Date shall not reduce the amount of the Administrative Expense Carve-Out.

Section 3.          Agreements of the Borrower and the Guarantors.

          In further consideration of the agreements of the Pre-Petition Agent and Pre-Petition Banks herein contained, the Borrower and Guarantors further agree with the Pre-Petition Agent and Pre-Petition Lenders as set forth in this Section 3.

          Section 3.1.     Compliance with MCHI Guaranty. The Borrower shall cause MCHI to comply, and cause its subsidiaries to comply, with the terms of Section 3 of the MCHI Guaranty.

          Section 3.2.     Waiver of Claims. The Financing Orders shall contain waivers of relief, claims, charges and limitation of the Pre-Petition Agent's or the Pre-Petition Banks' rights under Sections 105, 506(c) and 552(b) of the Bankruptcy Code and claims pursuant to Sections 510, 544, 547, 548 and 549 of the Bankruptcy Code (in each case at least as to Final Financing Order and subject to the Lien Validation Process). If any such waivers, claims, charges and limitations exist, and in consideration of the mutual agreements contained herein, to the extent not irreconcilably inconsistent with the provisions hereof or the Financing Order, the Borrower and each Guarantor hereby agrees not to assert and affirmatively waives any claim it otherwise might have under Sections 105, 506(c), 510, 544, 547, 548, 549 and 552(b) of the Bankruptcy Code, to the extent permitted by the Bankruptcy Court and applicable law (in each case at least as to the Final Financing Order and subject to the Lien Validation Process).

          Section 3.3.     Indemnification. The Borrower agrees to indemnify and hold harmless the Pre-Petition Banks and the Pre-Petition Agent and their respective directors, officers, agents, representatives and employees as described in the Pre-Petition Credit Agreement. The Borrower acknowledges that the Pre-Petition Agent and the Pre-Petition Banks are relying on the provisions of the Financing Orders that require that their post-petition fees and expenses be paid as a form of adequate protection.

          Section 3.4.     Sharing of Information. Each of the Pre-Petition Agent and each Pre-Petition Bank may discuss the Borrower's business and financial condition of the Borrower and its Subsidiaries with each other, the DIP Banks, the DIP Agent and prospective participants in the DIP Credit and the Pre-Petition Obligations.

Section 4.          Conditions Precedent.

          This Agreement shall become effective upon the satisfaction of all of the following conditions precedent:

          Section 4.1.     the Borrower, the Guarantors, the Pre-Petition Agent and all of the Pre-Petition Banks shall have executed and delivered this Agreement;

          Section 4.2.     the Chapter 11 Cases shall have been filed;

          Section 4.3.     the Debtors shall have no debtor-in-possession financing facility other than the facility provided pursuant to the DIP Credit Agreement;

          Section 4.4.     the DIP Credit Agreement shall have been executed and delivered by all of the parties thereto and shall be in full force and effect;

          Section 4.5.     the Interim Financing Order substantially in the form attached as an exhibit to the DIP Credit Agreement after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c) shall have been entered by the Bankruptcy Court and shall be in full force and effect and shall not have been amended, modified, stayed, vacated, reversed or rescinded in any respect;

          Section 4.6.     the Borrower shall have reimbursed the Pre-Petition Agent and the Pre-Petition Banks for all reasonable fees and expenses incurred by them, including the reasonable fees and expenses of Chapman and Cutler, Chapman and Cutler's local counsel, and FTI Consulting, Inc., in connection with the Pre-Petition Credit Agreement and the transactions contemplated hereby which have accrued and been invoiced as of the date hereof (it being understood that such amounts paid remain subject to Bankruptcy Court approval).

Section 5.          Termination.

          The Pre-Petition Agent's and Pre-Petition Banks' agreement not to enforce their rights under the MCHI Guaranty shall terminate (a) upon the occurrence of the Termination Date, (b) if Liquidity Event Net Proceeds are not applied to the Pre-Petition Obligations as described in Section 2.1 hereof, (c) the Borrower or any Guarantor shall default in the observance or performance of any covenant contained in Section 3 of this Agreement, (d) MCHI or any of its subsidiaries shall default in the observance or performance of any covenant contained in Section 3 of the MCHI Guaranty, or (e) a Non-Debtor Subsidiary Bankruptcy shall occur, and in the case of clauses (c) and (d) preceding, such default shall continue uncured and unwaived for a period of 7 days following written notice from Pre-Petition Agent to Borrower and MCHI.

Section 6.          Miscellaneous.

          Section 6.1.     Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Borrower, all of the Pre-Petition Banks constituting Required Banks (as defined in the Pre-Petition Credit Agreement) ("Required Banks") and, if the rights or duties of the Pre-Petition Agent are materially affected thereby, the Pre-Petition Agent, or compliance therewith by the Borrower and the Guarantors only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the DIP Agent are materially affected thereby, the Pre-Petition Agent. Any such amendment or waiver shall apply equally to all Pre-Petition Banks and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon the Borrower. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

          Section 6.2.     Waiver of Rights. No delay or failure on the part of the Pre-Petition Agent or any Pre-Petition Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Pre-Petition Agent, the Pre-Petition Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 6.3     Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Pre-Petition Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrower, and this Agreement shall become effective as and when all of the Pre-Petition Banks have executed this Agreement or a counterpart thereof and lodged the same with the Pre-Petition Agent.

          Section 6.4.     Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon the Borrower, the Guarantors, the Pre-Petition Agent and the Pre-Petition Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Guarantors, the Pre-Petition Agent, each of the Pre-Petition Banks and MCHI (which is an express third party beneficiary of the obligations of the Pre-Petition Agent and Pre-Petition Banks contained herein) and the benefit of their respective successors and assigns. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the internal laws of the State of Illinois. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrower and the Guarantors may not assign any of their rights or obligations hereunder without the written consent of the Pre-Petition Banks.

          Section 6.5.     No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

          Section 6.6.     Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

          Section 6.7.     Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

          Section 6.8.     Jurisdiction; Venue; Waiver of Jury Trial. The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois court sitting in Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Borrower, the Guarantors, the Pre-Petition Agent, and the Pre-Petition Banks hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

          Section 6.9.     No Modification; No Discharge; Survival of Claims. This Agreement shall not be modified, altered or affected in any manner by any plan of reorganization or any order of confirmation for any Debtor or any other financing or extensions or incurring of indebtedness by any Debtor pursuant to Section 364(c) of the Bankruptcy Code. Without limiting the generality of the foregoing, each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a plan of reorganization (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Pre-Petition Agent and the Pre-Petition Banks pursuant to the Financing Order and the Lien granted to the DIP Agent for the benefit of the Pre-Petition Agent the Pre-Petition Banks pursuant to the DIP Credit Agreement and the Financing Order shall not be affected in any manner by the entry of an order confirming a plan of reorganization.

          Section 6.10.     Pre-Petition Loan Documents. Subject to the provisions of the Bankruptcy Code and any orders entered by the Bankruptcy Court, the Pre-Petition Loan Documents shall remain in full force and effect, and the execution of this Agreement by the Pre-Petition Agent and the Pre-Petition Banks, and the delivery to and acceptance thereof by the Pre-Petition Agent and the Pre-Petition Banks, do not and shall not constitute a waiver of any provision of the Pre-Petition Loan Documents, except as expressly provided in this Agreement.

          In Witness Whereof, the parties have executed and delivered this Agreement as of the date first set forth above.

          Dated as of May 16, 2003.
MISSISSIPPI CHEMICAL CORPORATION, as
Debtor and Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Senior Vice President and
Chief Financial Officer

GUARANTORS:

MISSCHEM NITROGEN, L.L.C., as Debtor
and Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Vice President of Finance and Treasurer

MISSISSIPPI NITROGEN, INC., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Name Timothy A. Dawson
Title Vice President of Finance and Treasurer

TRIAD NITROGEN, L.L.C., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI PHOSPHATES CORPORATION,
as Debtor and Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI POTASH, INC., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

EDDY POTASH, INC., as Debtor and Debtor-in-
Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL MANAGEMENT
COMPANY, as Debtor and Debtor-in-
Possession

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MISSISSIPPI CHEMICAL COMPANY, L.P., as
Debtor and Debtor-in-Possession

By MISSISSIPPI CHEMICAL MANAGEMENT
COMPANY, its general partner

By /s/ Timothy A. Dawson
Its Vice President of Finance and Treasurer

MELAMINE CHEMICALS, INC., as Debtor and
Debtor-in-Possession

By /s/ Timothy A. Dawson
Its Vice President - Finance

HARRIS TRUST AND SAVINGS BANK
individually and as Pre-Petition Agent

By /s/ Lawrence A. Mizera
Name Lawrence A. Mizera
Title Vice President

PRE-PETITION BANKS:

CREDIT AGRICOLE INDOSUEZ

By
Name
Title

By
Name
Title

MORGAN STANLEY SENIOR FUNDING, INC.

By /s/ Dan Allen
Name Dan Allen
Title Executive Director

BANC OF AMERICA STRATEGIC
SOLUTIONS, INC.

By /s/ Charles Kerr
Name Charles Kerr
Title Managing Director

THE BANK OF NOVA SCOTIA, ATLANTA
AGENCY

By
Name
Title

SUNTRUST BANK (formerly known as SunTrust
Bank, Atlanta)

By /s/ J. Christopher Deisley
Name J. Christopher Deisley
Title Managing Director

WACHOVIA BANK, NATIONAL
ASSOCIATION (formerly known as First Union
National Bank)

By
Name
Title

ABN AMRO BANK, N.V.

By /s/ Clifford S. Blasberg
Name Clifford S. Blasberg
Title Group Vice President

By /s/ William J. Teresky, Jr.
Name William J. Teresky, Jr.
Title Senior Vice President

AVENUE SPECIAL SOLUTIONS FUND II, L.P.,
as Buyer

By: Avenue Capital Partners II, LLC, General
Partner

By: GL Partners II, LLC, Managing Members
of General Partner

By /s/ Sonia E. Gardner
Name Sonia E. Gardner
Title Managing Member

By
Name
Title

Address:

Avenue Capital Management II, LLC, as agent for
Avenue Special Situations Funds II, LP
535 Madison Avenue, 15th Floor
New York, NY 10022
Attention: Matthew Sandschafer

TRUSTMARK NATIONAL BANK

By /s/ William H. Edwards
Name William H. Edwards
Title Vice President

AMSOUTH BANK

By /s/ J. D. May
Name J. D. May
Title Vice President

SPCP GROUP, L.L.C.

By /s/ Edward A. Mule
Name Edward A. Mule
Title Principal

Address: 600 Steamboat Rd.
Greenwich, CT 06830
Attention: Jim Curry

PRESIDENT AND FELLOWS OF HARVARD
COLLEGE

By: Whippoorwill Associates Incorporated
Its: Agent and Authorized Signatory

By /s/ Shelley F. Greenhaus
Name Shelley F. Greenhaus
Title Managing Director

Address: Whippoorwill Associates, Inc.
11 Martine Avenue, 11th Floor
White Plains, NY 10606
Attention: Shelley F. Greenhaus